Exhibit 99.1

Catalent Announces Governance Enhancements and New Initiatives to Drive Value

Adding Four New Independent Directors

Appoints John Greisch as Executive Chair

Establishes New Strategic and Operational Review Committee of the Board

Enters into Cooperation Agreement with Elliott Investment Management L.P.

SOMERSET, N.J.– August 29, 2023 — Catalent, Inc. (NYSE: CTLT), the leader in enabling the development and supply of better biopharmaceutical treatments for patients worldwide, today announced several initiatives reflecting its ongoing commitment to strong corporate governance and shareholder value creation.

The Nominating and Corporate Governance Committee of the Board has recommended, and the Board has approved, the appointment of four new independent directors: Steven Barg, Frank D’Amelio, Stephanie Okey, and Michelle Ryan. With these appointments, Catalent’s Board of Directors will consist of 16 directors, 13 of whom are independent under the Company’s director independence standards. It is expected that the 12 nominees recommended by the Board in the Company’s proxy statement and on its proxy card to stand for election at the 2023 Annual Meeting of Stockholders will include the four new directors and eight other nominees, who are current directors, to be selected by the Board.

In addition, John Greisch has been appointed Executive Chair of the Board and will also chair the new Strategic and Operational Review Committee, as discussed further below. Mr. Greisch is a proven operator and executive in the healthcare industry, with a track record of improving operational execution, enhancing financial performance, and unlocking shareholder value. He most recently served as President and CEO of Hill-Rom Holdings from 2010 to 2018. Prior to that, Mr. Greisch was President, International Operations and CFO of Baxter. Mr. Greisch currently serves as chairman of the board of Viant Medical and as lead independent director on the board of Carrier Corporation, and formerly served on the boards of Cerner Corporation, Idorsia Pharmaceuticals, Hill-Rom Holdings, Actelion, and TomoTherapy. Additionally, he serves as a senior advisor to TPG Capital and is on the board of directors for the Ann & Robert H. Lurie Children’s Hospital of Chicago.

Catalent’s Board has also established a new Strategic and Operational Review Committee to conduct a review of the Company’s business, strategy and operations, as well as the Company’s capital-allocation priorities, in order to maximize the long-term value of the Company. The Strategic and Operational Review Committee will be chaired by Mr. Greisch and will include Mr. Barg, Ms. Ryan, Gregory T. Lucier and Jack Stahl. The Committee will make its recommendations to the full Board.

In connection with these initiatives, Catalent has entered into a Cooperation Agreement with Elliott Investment Management L.P., one of Catalent’s largest investors, under which Elliott has agreed to customary standstill, voting, confidentiality, and other provisions.

“We are excited to welcome Steven, Frank, Stephanie, and Michelle to the Board following a thorough search process and firmly believe that their deep industry expertise, significant leadership experience, and diverse skills will prove invaluable to the Company and our stakeholders,” said Mr. Greisch. “Our Board shares Elliott’s confidence in the long-term value creation potential of Catalent. We look forward to providing an update to the market on the work of and, ultimately, recommendations by the Strategic and Operational Review Committee following its review of the business.”

“We are pleased to work collaboratively with Elliott, a highly engaged investor with deep experience in the healthcare space, and we welcome our new directors to the Catalent Board,” said Alessandro Maselli, President and Chief Executive Officer. “The Company will continue to take decisive action to strengthen operational performance, enhance profitability, and create value for all shareholders and other stakeholders. We believe the actions announced today will advance Catalent’s positioning for long-term growth and success.”

Elliott Senior Portfolio Manager Marc Steinberg said, “With global scale and market-leading development and manufacturing capabilities, Catalent is a strategic company that plays an essential role as the partner of choice for the biopharmaceutical industry. We believe the changes announced today – including the new additions to the Board, the appointment of John Greisch as Executive Chair and the creation of a Strategic and Operational Review Committee with a clear mandate to maximize the long-term value of the Company – represent critical steps toward ensuring that Catalent reaches its full potential. We look forward to continuing our constructive work with Catalent’s Board and management.”

The cooperation agreement with Elliott will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission.

Citi is serving as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP and Jones Day are serving as legal counsel to Catalent.

Biographies

Steven Barg is Global Head of Engagement at Elliott Investment Management L.P. Prior to joining Elliott in February of 2020, Mr. Barg spent 30 years in investment banking, most recently as a Participating Managing Director at Goldman Sachs. During his time at Goldman Sachs, Mr. Barg established and led what became the firm’s Global Activism and Shareholder Advisory practice; founded and led the M&A Capital Markets practice; and ran Asian Equity Capital Markets in Hong Kong. In addition, Mr. Barg served on both the Asian and Global Equity Commitments Committees and was Global Head of Diversity for the Investment Banking Division. Prior to joining Goldman Sachs, Mr. Barg served as a Managing Director in Equity Capital Markets at UBS and Credit Suisse, with postings in New York, Hong Kong, and London. Mr. Barg has served on the Board of Directors of Cardinal Health since September 2022.

Mr. Barg holds an M.B.A. from the Stanford University Graduate School of Business and a B.A. from Wesleyan University. In addition, Mr. Barg was a Henry Luce Scholar in Hong Kong and a Coro Fellow in Public Affairs in New York.

Frank D’Amelio is the former Chief Financial Officer and Executive Vice President, Global Supply, of Pfizer Inc. where he was responsible for all corporate finance functions including audit, controllers, tax, and treasury as well as global supply. Prior to joining Pfizer, Mr. D’Amelio served as Senior Executive Vice President of Integration and Chief Administrative Officer of Alcatel-Lucent, responsible for the 2006 Alcatel-Lucent merger as well as procurement, real estate, IT, and supply chain. Prior to that, Mr. D’Amelio was the Chief Operating Officer of Lucent Technologies, responsible for leading business operations, including sales, the product groups, the services business, the supply chain, information technology operations, human resources, and labor relations. In 2001, he was appointed Executive Vice

President and Chief Financial Officer of Lucent. In addition, Mr. D’Amelio held a number of roles while at Lucent Technologies, and before that, served in a variety of positions while at AT&T, including CFO, Transmission Systems and Controller, Network Systems. Mr. D’Amelio has served on the Board of Directors of Humana since September 2003, where he currently serves as Chair of the Audit Committee, on the Board of Directors of Zoetis, Inc. since July 2012, and on the Board of Directors of Hewlett Packard Enterprise since January 2023. He currently serves as a CFO in residence at the Deloitte CFO Academy.

Mr. D’Amelio holds an M.B.A. in Finance from St. John’s University and a bachelor’s degree in Accounting from St. Peter’s College.

Stephanie Okey is the former Senior Vice President, Head of North America, Rare Diseases, and U.S. General Manager, Rare Diseases at Genzyme, a Sanofi company, where she worked for 19 years in various executive management roles. By the time of her retirement in July 2015, she had acquired launch and commercialization experience with nine rare disease therapeutics and 4 large market therapeutics during her career. Prior to joining Genzyme, Ms. Okey served in various positions of increasing responsibility in the biopharmaceutical industry, having held roles in field sales and marketing at Bristol Myers Squibb and later Genentech, Inc. Ms. Okey is currently a member of the board of directors of PTC Therapeutics, Inc. and Albireo Pharma, Inc., both publicly traded biopharmaceutical companies. In addition, she previously served as a member of the board of directors of the California Life Sciences Association from October 2014 to January 2016.

Ms. Okey holds a B.S. in Zoology from The Ohio State University and an M.S. in Immunology and Medical Microbiology from Wright State University. She has also completed executive training and education in manufacturing resource planning and organizational leadership.

Michelle Ryan is the former Treasurer of Johnson & Johnson, where she worked for almost 30 years. As Treasurer, Ms. Ryan was responsible for providing financial oversight and insights to Johnson & Johnson’s M&A activities. Additionally, she was responsible for managing Johnson & Johnson’s global retirement assets, capital market transactions, and risk management activities. Prior to her role as Treasurer, Ms. Ryan worked in various financial leadership roles across Johnson & Johnson’s businesses, including as Chief Financial Officer of its Global Consumer Business and Chief Financial Officer of its Pharmaceutical Business of the Americas. Ms. Ryan has served on the board of directors of Aledade, Inc., a public benefit corporation helping independent practices, health centers, and clinics deliver better care to their patients and thrive in value-based care, since December 2021.

Ms. Ryan received a B.S. in Accounting and an M.B.A. in Finance from the Wharton School of the University of Pennsylvania and is a Certified Public Accountant (inactive) and Certified Management Accountant (inactive).

ABOUT CATALENT

Catalent, Inc. (NYSE: CTLT), an S&P 500® company, is the global leader in enabling pharma, biotech, and consumer health partners to optimize product development, launch, and full life-cycle supply for patients around the world. With broad and deep scale and expertise in development sciences, delivery technologies, and multi-modality manufacturing, Catalent is a preferred industry partner for personalized medicines, consumer health brand extensions, and blockbuster drugs. Catalent helps accelerate over 1,000 partner programs and launch over 150 new products every year. Its flexible manufacturing platforms at over 50 global sites supply around 80 billion doses of nearly 8,000 products annually. Catalent’s expert workforce of approximately 18,000 includes more than 3,000 scientists and technicians. Headquartered in Somerset, New Jersey, the company generated nearly $5 billion in revenue in its 2022 fiscal year. For more information www.catalent.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation with respect to the Company’s operational performance and profitability. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results or achievements to be materially different from the Company’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, actions of activist stockholders and those discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2022 (as amended), the Company’s Quarterly Report on Form 10-Q for the three and nine months ended March 31, 2023, and the Company’s other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company assumes no obligation to update such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Important Additional Information and Where to Find It

Catalent plans to file proxy materials with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for Catalent’s 2023 annual meeting of shareholders (the “2023 Annual Meeting”). Prior to the 2023 Annual Meeting, Catalent will file a definitive proxy statement (the “Proxy Statement”) together with a proxy card. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT CATALENT WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the Proxy Statement, any amendments or supplements thereto and any other documents (including the proxy card) when filed by Catalent with the SEC in connection with the 2023 Annual Meeting at the SEC’s website (http://www.sec.gov) or at Catalent’s website https://investor.catalent.com/investor-home-center/default.aspx or by contacting Investor Relations by phone at (732) 537-6325, by email at investors@catalent.com.

Certain Information Regarding Participants

Catalent its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the 2023 Annual Meeting. Additional information regarding the identity of these potential participants, none of whom own in excess of one percent (1%) of Catalent’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the 2023 Annual Meeting. Information relating to the foregoing can also be found in Catalent’s definitive proxy statement for its 2022 annual meeting of shareholders (the “2022 Proxy Statement”), filed with the SEC on September 16, 2022. To the extent holdings of Catalent’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2022 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Investor Contact:	Media Contact:
Paul Surdez	Bernie Clark
+1 (732) 537-6325	+1 (732) 537-6400
investors@catalent.com	media@catalent.com